If you can read this Click on the icon to choose a picture or Reset the slide. To Reset: Right click on the slide thumbnail and select ‘reset slide’ or choose the ‘Reset’ button on the ‘Home’ ribbon (next to the font choice box) If you can read this Click on the icon to choose a picture or Reset the slide. To Reset: Right click on the slide thumbnail and select ‘reset slide’ or choose the ‘Reset’ button on the ‘Home’ ribbon (next to the font choice box) 1/6 2/6 4/6 5/6 1/4 3/4 1/2 Johnson Controls, Inc. — October 30, 2014 Quarterly update FY 2014 fourth quarter Exhibit 99.2

Johnson Controls, Inc. — 2 1/6 2/6 4/6 5/6 1/4 3/4 1/2 Agenda Introduction  Glen Ponczak, Vice President, Global Investor Relations Overview  Alex Molinaroli, Chairman and Chief Executive Officer Business results  Bruce McDonald, Vice Chairman and Executive Vice President Financial review  Brian Stief, Executive Vice President and Chief Financial Officer Q&A FORWARD-LOOKING STATEMENTS Johnson Controls, Inc. has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Johnson Controls’ control, that could cause Johnson Controls’ actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include required regulatory approvals that are material conditions for proposed transactions to close, strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, availability of raw materials and component products, currency exchange rates, and cancellation of or changes to commercial contracts, as well as other factors discussed in Item 1A of Part I of Johnson Controls’ most recent Annual Report on Form 10-K for the year ended September 30, 2013. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are only made as of the date of this document, and Johnson Controls assumes no obligation, and disclaims any obligation, to update forward-looking statements to reflect events or circumstances occurring after the date of this document.

Johnson Controls, Inc. — 3 1/6 2/6 4/6 5/6 1/4 3/4 1/2  Record FY 2014 results despite a mixed macro environment  Segment income margins for the year improved by 90 basis points  Automotive Experience +160 bps  Power Solutions +60 bps  Building Efficiency +30 bps 2014 full year results* Record sales and earnings 2014 full year* Record revenues: $42.8 billion Record earnings from continuing operations: $3.18 / share *Excluding non-recurring / unusual items and transaction / integration costs.

Johnson Controls, Inc. — 4 1/6 2/6 4/6 5/6 1/4 3/4 1/2  Acquisition of ADT, increasing BE product breadth and distribution  Divestiture of the Automotive Electronics business  Memorandum of Understanding to create a joint venture with Hitachi to expand Building Efficiency product offerings  Announced joint venture plans for the Automotive Interiors business  Reorganization of Building Efficiency  Decision to divest Global Workplace Solutions Fiscal 2014 Actions intended to improve long-term shareholder value  $3.65 billion share repurchase program; $1.2 billion completed in Q1 2014  16 percent increase in the quarterly dividend  Implementing the Johnson Controls Operating System to leverage scale, technology and expertise across the enterprise  Business portfolio activities including:  Operational Improvements:  Significant turnaround in Metals and Interiors  SG&A reductions across the Company  Significantly higher profitability in the Automotive business

Johnson Controls, Inc. — 5 1/6 2/6 4/6 5/6 1/4 3/4 1/2 Fiscal 2014 Management changes  Vice Chairman: Bruce McDonald  CFO: Brian Stief  BE President: Bill Jackson  Vice Chairman Asia and President, AE: Beda Bolzenius

Johnson Controls, Inc. — 6 1/6 2/6 4/6 5/6 1/4 3/4 1/2 Record 2014 fourth quarter (continuing operations)*  Net revenues: $11.0 billion, up 3% vs. $10.7 billion in Q4 2013  Segment income: $983 million, up 11% vs. $889 million in Q4 2013  EPS: $1.04 per diluted share, up 14% vs. $0.91 in Q4 2013 Thank you to our employees Delivering on commitments during a period of significant organizational change *Excluding non-recurring / unusual items and transaction / integration costs. Refer to appendix for non-GAAP reconciliation.

Johnson Controls, Inc. — 7 1/6 2/6 4/6 5/6 1/4 3/4 1/2 2014 fourth quarter Buildings markets Applied HVAC equipment sales  JCI sales up 22% compared with Q4 2013  10% industry growth over the same period  Reflects share gains  Signs of North America non-residential construction-starts improvement in early CY 2015 Light Commercial  ADT growth in line with North America market Residential  JCI sales level vs. growing market  Excludes impact of ADT acquisition  Unit volumes impacted by distributor changes in key markets AIA Monthly Architectural Billings Index (ABI) --Institutional  Institutional ABI reading showing the strongest month-on-month growth since 2008  Forward looking pipelines are beginning to reflect growth J u n J a n M a r M a y J u l S e p N o v A u g O c t O c t Fe b D e c A p r N o v FY ’15 FY ’14 40 45 50 55 60

Johnson Controls, Inc. — 8 1/6 2/6 4/6 5/6 1/4 3/4 1/2 Focused on operational excellence, embracing change, leading to new levels of success Expectations entering fiscal 2015 Good momentum  Improved late cycle markets  Focus on operational excellence, driving further improvements  Benefits of cost discipline and pricing initiatives  Continuing to invest for long-term growth and margin expansion  Stronger cash flows  Geographic and capacity expansions in emerging markets  Completion of portfolio changes

Johnson Controls, Inc. — 9 1/6 2/6 4/6 5/6 1/4 3/4 1/2 2014 fourth quarter Automotive Experience* Fiscal Q4 production  North America up 8%  Europe down 1%  China up 8% 2014 2013 Net sales $5.3B $5.1B +3% Segment income $261M $205M +27% Segment income margin 5.0% 4.0% +100 bps  China sales (mostly non-consolidated) up 17% to $1.8B  Profitability improvements attributable to higher volumes and improved operational performance  Seating margins 5.2% (+20 bps)  Interiors margins 3.9% (+360 bps)  Significant full-year 2014 profitability improvements  Metals -- $150M  Interiors -- $125M  South America breakeven at end of Q4 *Excluding non-recurring / unusual items and transaction / integration costs. Refer to appendix for non-GAAP reconciliation.

Johnson Controls, Inc. — 10 1/6 2/6 4/6 5/6 1/4 3/4 1/2 2014 fourth quarter Building Efficiency* Commercial backlog and orders (at September 30, 2014)  Backlog $4.8B, up 1% ─ Adjusted for divestitures and FX  Orders up 11%, adjusted for FX ─ Excluding M&A and FX, orders up 2% 2014 2013 Net sales $3.9B $3.9B +1% Segment income $393M $355M +11% Segment income margin 10.0% 9.1% +90 bps  BE sales down 3% adjusted for FX and M&A  North America down 5%  Asia up 3%  Europe up 4%  Middle East and Latin America down double-digits  Global Workplace Solutions revenues slightly lower  BE margins (ex-GWS) 11.8%; up 20 bps  Improved year-over-year Asia results  ADT performance in-line with company expectations  GWS margins up 290 bps, benefiting from restructuring initiatives and operating model changes *Excluding non-recurring / unusual items and transaction / integration costs. Refer to appendix for non-GAAP reconciliation.

Johnson Controls, Inc. — 11 1/6 2/6 4/6 5/6 1/4 3/4 1/2 2014 2013 Net sales $1.8B $1.7B +5% Segment income $329M $329M level Segment income margin 18.4% 19.4% -100 bps  Improved aftermarket volumes in North America and Asia along with strong OE sales globally  Americas up 6%  Asia up 10%  Europe down 3%  AGM volumes up 23%  Q4 2014 margins lower year-over-year due to timing of lead purchases  Full year margins up 60 bps 2014 fourth quarter Power Solutions* Micro Hybrid Electric Vehicle AGM *Excluding non-recurring / unusual items and transaction / integration costs. Refer to appendix for non-GAAP reconciliation.

Johnson Controls, Inc. — 12 1/6 2/6 4/6 5/6 1/4 3/4 1/2 Fourth quarter 2014 Financial highlights (continuing operations) (in millions) 2014 (excluding items1) 2013 (excluding items2) % change 2014 (reported) 2013 (reported) Sales $10,979 $10,700 +3% $10,979 $10,700 Gross profit % of sales 1,885 17.2% 1,841 17.2% +2% 1,842 16.8% 2,025 18.9% SG&A expenses 1,024 1,046 -2% 1,294 778 Equity income 122 94 +30% 122 94 Operating income $983 $889 +11% $670 $1,341 9.0% 8.3%  SG&A – Improved cost management on top line challenges at Building Efficiency and GWS  Equity income – Improved performance from Automotive and Building Efficiency JVs 1 Q4 2014 items: 1) $290 million pre-tax mark-to-market and pension settlement loss; 2) $23 million pre-tax transaction / integration costs. Refer to appendix for non- GAAP reconciliation. 2 Q4 2013 items: 1) $474 million pre-tax mark-to-market and pension settlement gain; 2) $22 million loss on the sale of a business. Refer to appendix for non-GAAP reconciliation.

Fourth quarter 2014
Financial highlights (continuing operations)

(in millions, except earnings per share)	2014 (excluding items[1])	2013 (excluding items [2])	2014 (reported)	2013 (reported)
Operating income	$983	$889	$670	$1,341
Restructuring costs	-----	-----	162	730
Financing charges - net	66	54	66	54
Income from continuing ops. before taxes	917	835	442	557
Income tax provision	180	172	94	469
Net income from continuing ops.	737	663	348	88
Income attributable to non-controlling interests	37	34	37	34
Net income from continuing operations attributable to JCI	$700	$629	$311	$54
Diluted EPS from continuing operations	$1.04	$0.91	$0.46	$0.08

- **Financing charges** – Increased 2014 financing charges resulting from ADT acquisition
- **Income tax provision** – Underlying Q4 2014 tax rate of 19.6%, compared to 20.6% last year

[1] **Q4 2014 items:** 1) $290 million pre-tax mark-to-market and pension settlement loss; 2) $23 million pre-tax transaction / integration costs; 3) $162 million pre-tax restructuring and impairment charge; 4) $18 million net tax provision. Refer to appendix for non-GAAP reconciliation.
[2] **Q4 2013 items:** 1) $474 million pre-tax mark-to-market and pension settlement gain; 2) $22 million loss on the sale of a business; 3) $730 million pre-tax restructuring and impairment charge; 4) $165 million net tax provision. Refer to appendix for non-GAAP reconciliation.

13 Johnson Controls, Inc. —

Johnson Controls

Johnson Controls, Inc. — 14 1/6 2/6 4/6 5/6 1/4 3/4 1/2 Balance sheet / cash flow  Q4 cash provided by operating activities of $1.2 billion  Q4 net debt $6.3B  Q4 net debt reduction ($1.1B)  Trade working capital 6.1% of sales; down 30bps year-over- year  Capital spending in line with company expectations  2014 free cash flow of $1.5 billion, inclusive of Electronics divestiture  Cash returned to shareholders (share repurchase + dividend) of $1.8 billion in 2014 vs. $900 million in 2013  Strong balance sheet  Net debt to capitalization of 35.7% at 9/30/14  Pensions/OPEB 86% funded; Q4 lump-sum buyout of $300 million  Weighted average long-term debt maturity of 14 years in 2014 vs. 9 years in 2013  GWS and majority of Interiors business classified as Assets Held for Sale as of 9/30/14

Johnson Controls, Inc. — 15 1/6 2/6 4/6 5/6 1/4 3/4 1/2 Expectations  Strong momentum, with confidence in Q1 2015 outlook  Expect continued strong volumes in Automotive Experience  In Building Efficiency, our pipeline supports continued improvement in our orders  Building Efficiency restructuring initiatives underway  Power Solutions expected to continue delivering strong y/y improvement  Expect share repurchase of approximately $600M in Q1 2015; $1.2B full year  Portfolio activities:  Ongoing transaction / integration costs  Completions in 2H fiscal 2015 Q1 2015 guidance  $0.74 - $0.77 / share; up 12% to 17% year over year  Guidance continues to exclude transaction / integration costs New York Analyst Meeting December 2, 2014 New York City 8 a.m. Eastern

Johnson Controls, Inc. — 16 1/6 2/6 4/6 5/6 1/4 3/4 1/2 Appendix

Johnson Controls, Inc. — 17 1/6 2/6 4/6 5/6 1/4 3/4 1/2 Pre-tax Tax After-tax Income (Expense) (Expense) Benefit Income (Expense) EPS Impact Restructuring and Impairment Costs ($162) $27 ($135) ($0.20) Pension / OPEB (290) 72 (218) (0.32) Transaction / Integration Costs (23) 5 (18) (0.03) Income Taxes (18) (18) (0.03) Total ($475) $86 ($389) ($0.58) Pre-tax Tax After-tax Income (Expense) (Expense) Benefit Income (Expense) EPS Impact Loss on Sale of Business ($22) ($22) ($0.03) Restructuring and Impairment Costs (730) $64 (666) (0.96) Pension / OPEB 474 (196) 278 0.40 Income Taxes (165) (165) (0.24) Total ($278) ($297) ($575) ($0.83) Q4 non-recurring / unusual items and transaction / integration costs 2014 2013